UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 26, 2008

PETROHAWK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33334	86-0876964
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 204-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2008, the Compensation Committee of the board of directors approved bonuses for 2007 performance, increased base salaries for 2008, and restricted stock and option grants to executive officers of the Company under our 2004 Employee Incentive Plan. The stock option and restricted stock awards will vest in three equal annual installments. The exercise price for the stock options is $18.08 per share, equal to the closing market price of our common stock on the New York Stock Exchange on February 29, 2008. Information for the awards made to the Company’s principal executive officer, principal financial officer, and for the other affected named executive officers are set forth in the table below. Mr. Mize was promoted to Executive Vice President, Chief Financial Officer and Treasurer in August 2007:

Officer	Title	2008 Salary	Annual Bonus	Shares Underlying Stock Options	Restricted Stock
Floyd C. Wilson	CEO, President and Chairman of the Board	$660,000	$1,000,000	142,000	53,000
Larry L. Helm	Executive Vice President, Finance and Administration	$350,000	$400,000	73,000	27,000
Richard K. Stoneburner	Executive Vice President, Chief Operating Officer	$350,000	$400,000	68,000	26,000
Steve W. Herod	Executive Vice President, Corporate Development	$325,000	$522,500	63,000	23,000
Mark J. Mize	Executive Vice President, Chief Financial Officer and Treasurer	$300,000	$325,000	50,000	19,000

Appointment of Chief Accounting Officer and Controller

On February 26, 2008, the board of directors of Petrohawk Energy Corporation (the “Company”) approved, effective March 1, 2008, the appointment of Byron Charboneau to the offices Vice President, Chief Accounting Officer and Controller. Mr. Charboneau has served as the Company’s Financial Controller since August 2007. From January 2005 through July 2007, Mr. Charboneau served as the Company’s Director of Compliance and Accounting Research. From 1999 until joining the Company in January 2005, Mr. Charboneau was employed in the audit practice of PricewaterhouseCoopers, most recently as an audit manager with the Energy, Utilities and Mining Industry group. Mr. Charboneau is assuming responsibility as the Company’s principal accounting officer from Mark J. Mize, who is Executive Vice President, Chief Financial Officer and Treasurer of the Company.

Effective as of March 1, 2008, Mr. Charboneau and the Company have entered into an employment agreement in the same form as those entered into with other members of the Company’s executive management. The employment agreement has an initial term of two years, with automatic one year extensions, and provides for a base salary of $175,000. Employment may be terminated by us upon disability, for cause or without cause. The executive may terminate his employment for “good reason”, generally resulting from uncured material breaches of the employment agreement by us, a reduction in compensation, a material reduction in his office and responsibilities, a failure by us to continue any material compensation or benefit plan, a reduction in target bonus opportunity, or permanent relocation outside of the metropolitan area of Houston, Texas. If employment is terminated by death or disability or by us for cause, the executive or his personal representative will be entitled to receive accrued unpaid base compensation. If employment is terminated by death or disability, all unvested equity awards will become fully vested. If employment is terminated by us without cause or by the executive with good reason, and such termination is not within two years after a change in control, the executive will be entitled to the accrued portion of unpaid salary, a severance payment equal to his annual base salary plus the greater of his annual bonus for that year or for the preceding year, payment of the premiums for medical and dental insurance for him and his family for one year following termination, and the full vesting of any unvested equity awards. If the executive is terminated by us without cause or such executive terminates employment with or without good reason, and such termination is within two years after a change in control, such executive will be entitled to receive the greater of a pro rata amount of his annual bonus for the year or a bonus in the amount determined by the compensation committee or board of directors, the accrued portion of unpaid salary, a severance payment equal to two times his annual base salary plus an amount equal to two times the greater of his annual bonus for that year or for the preceding year, payment of the premiums for medical and dental insurance for him and his entire family for two years following termination, and the full vesting of any unvested equity awards. If the employment of such executive is terminated by such executive without good reason and not within two years after a change in control, such executive is entitled to receive his accrued unpaid base compensation.

A change of control generally includes: (i) any person or group becomes the “beneficial owner” of more than 35% of the total voting power of our outstanding voting stock; (ii) our merger with or consolidation into another entity and, immediately after giving effect to the merger or consolidation, one or both of the following occurs: (a) less than 50% of the total voting power of the outstanding voting stock of the surviving or resulting entity is then “beneficially owned” in the aggregate by our stockholders immediately prior to such merger or consolidation, or (b) the individuals who were members of our board of directors immediately prior to the execution of the agreement providing for the merger or consolidation do not constitute at least a majority of the members of the board of directors of the surviving or resulting entity; (iii) we sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to a third party in one transaction or a series of related transactions; (iv) individuals who constitute our board of directors cease for any reason to constitute at least a majority of our board of directors unless such persons were elected, appointed or nominated by a vote of at least a majority of our incumbent directors; or (v) the liquidation or dissolution of our company.

In conjunction with his appointment, Mr. Charboneau received an award of 6,550 shares of our restricted common stock and options to purchase 17,200 shares of common stock under our 2004 Employee Incentive Plan. Each grant will vest in three equal annual installments. The exercise price of the stock option is $18.08 per share, equal to the closing market price of our common stock on the New York Stock Exchange on February 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHAWK ENERGY CORPORATION

By:	/s/ Mark J. Mize
Executive Vice President, Chief Financial Officer and Treasurer

Date: March 3, 2008